EXHIBIT 10.3

 PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO AN APPLICATION FOR AN
    ORDER FOR CONFIDENTIAL TREATMENT REQUESTED BY COMMODORE HOLDINGS LIMITED


                                 PROMISSORY NOTE

DATED:  APRIL 22, 1998                                                $1,500,000

         The undersigned, Commodore Holdings Limited, a Bermuda corporation (the "Maker"), promises to pay to [*] ("Payee") the principal sum of One Million Five Hundred Thousand Dollars ($1,500,000) (the "Principal Sum"). The entire Principal Sum shall be due and payable in one payment on August 20, 1998.

         Maker acknowledges receipt of $1,460,000 which represents the Principal Sum as reduced by prepaid interest in the amount of $40,000, which was calculated based on interest at the rate of eight percent (8%) per annum (the "Interest Rate"). If the Principal Sum is not paid in accordance with this Note, the Principal Sum shall bear interest beginning on the date of default and continuing thereafter until paid in full, at the annual rate of ten percent (10%) per annum ("Default Rate"). The acceptance of such payment at the Default Rate shall not constitute a waiver of such default.

         In no event shall the Interest Rate or Default Rate charged by Maker exceed the highest rate permitted under any law which a court of competent jurisdiction, in a final judgment, deems applicable hereto. In such event, Payee shall promptly refund to Maker such excess amount and the provisions hereof shall be deemed amended to provide for such permissible rate. Any such payment of interest which is not made as a result of such limitations shall be made by the Maker at the earlier interest payment date on which the receipt thereof would be permissible under the applicable law limiting the rate of interest chargeable by Payee.

         All payments of interest, principal, or both, are payable at such place as the Payee may designate in writing, in lawful money of the United States of America, which shall be legal tender in payment for all debts, public and private, at the time of payment. All payments shall be applied first to payment of any of Payee's actual costs, fees or other charges incurred in connection with collection of the indebtedness evidenced hereby, next to payment of accrued interest and then to reduction of the Principal Sum.

         The privilege is reserved and given to Maker to prepay without penalty the Principal Sum, in whole or in part, at any time without notice.

         Any of the following shall constitute an event of default under this
Note:

         (a) Default in the payment within ten (10) days of when due, whether by acceleration of maturity or otherwise, of the Principal Sum; or

         (b) Any representation or warranty made by Maker herein or in the Warrant of Maker delivered to Payee on the date hereof (the "Warrant") shall be untrue or misleading in any material respect on the date as of which the facts set forth are stated or certified; or

         (c) Maker shall become insolvent or fail generally to pay its debts as they mature or shall apply for, consent to, or acquiesce in the appointment of a trustee, custodian or receiver for its

* MARKED TEXT OMITTED PURSUANT TO AN APPLICATION FOR AN ORDER FOR CONFIDENTIAL TREATMENT BY COMODORE HOLDINGS LIMITED

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property; or, in the absence of such application, consent or acquiescence, a trustee, custodian or receiver shall be appointed for the Maker; or Maker shall make an assignment for the benefit of creditors; or

         (d) Maker is voluntarily or involuntarily dissolved or initiates any bankruptcy, reorganization, debt arrangement or other proceedings under any bankruptcy or insolvency law; or any dissolution or liquidation proceeding shall be instituted by or against Maker and shall be consented to or acquiesced in by it, shall not have been dismissed within sixty days or a final order for relief shall have been entered against it; or

         (e) Any execution or attachment shall be issued whereby any substantial part of the property of Maker shall be taken or attempted to be taken and the same shall not have been vacated or stayed within sixty days after the issuance thereof; or

         (f) Default by maker in the performance of any other agreement, covenant, condition, provision or term contained in this Note or the Warrant, which shall remain unremedied for ten (10) days or more; or

         (g) Maker is enjoined, restrained, or in any way prevented by the final order of any court or any administrative or regulatory agency from conducting all or a material part of its business and such order shall not be vacated or stayed within 20 days after issuance.

Upon the occurrence of an Event of Default, Payee may, at its option, exercise any or all rights, powers or remedies afforded, including the right to declare the unpaid balance of the Principal Sum on this Note at once mature and payable.

         If this Note is placed in the hands of an attorney for collection, by suit or otherwise, or to protect any security for its payment, the undersigned will pay all costs of collection and litigation, together with reasonable attorneys' fees incurred at both trial and appellate levels. The laws of the State of New Jersey shall govern. Each party hereto consents to personal jurisdiction in the state and federal courts located in New Jersey and voluntarily submits to the jurisdiction of the state and federal courts located in New Jersey, in any action or proceeding with respect to this Agreement. Maker agrees that it may be served at its address set forth below its signature on this Note. Maker agrees not to assert any defense to any action or proceeding initiated by Payee based upon improper venue or an inconvenient forum.

         Payor expressly waives protest, demand, presentment and notice of dishonor, and agrees that this Note may be extended, in whole or in part, without limit as to the number of such extensions or the number of periods thereof and without affecting the liability thereon.

         Each of the provisions of this Note is and shall be deemed to be severable; and in the event that any provision hereof be deemed to be invalid for any reason of the operation of any law or by reason of the interpretation placed thereon by any court, said provision shall be deemed to be stricken herefrom, and this Note shall be construed as not containing such provision. The validity or lack thereof of such provision shall not effect the validity of any other provision hereof, and any and all other provisions which are otherwise lawful and valid shall remain in full force and effect.

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         Failure of Payee to exercise any option hereunder shall not constitute a waiver of the right to exercise the same in the event of any subsequent default or in the event of continuance of any existing default after demand for strict performance hereof.

         This Note may not be assigned or transferred without the written consent of the other party hereto.

         The word undersigned as used herein shall be considered to mean and include all makers and endorsers hereof. Words used in the plural herein shall include the singular, as the context may require.

         IN WITNESS WHEREOF, the undersigned has executed this Note as of the day and year above first written.

                     COMMODORE HOLDINGS LIMITED, A BERMUDA CORPORATION

                     By:      /S/ FREDERICK A. MAYER
                        -----------------------------------------------
                              Name:  Frederick A. Mayer
                              Title:  Chief Executive Officer

                     Address: 4000 Hollywood Boulevard
                              Suite 385-S, South Tower
                              Hollywood, FL 33021

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